Exhibit 99.1

EQM TECHNOLOGIES & ENERGY INC. ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2012 RESULTS

REPORTS IMPROVED OPERATING AND FINANCIAL RESULTS

Cincinnati, OH, April 2, 2013 – EQM Technologies & Energy, Inc. (OTCQB: EQTE) (“EQM”), a leading provider of environmental services to government and commercial businesses, today announced results for the fourth quarter and fiscal year ended December 31, 2012.

Revenue from continuing operations for the quarter ended December 31, 2012 was $30.9 million compared to $14.4 million for the fourth quarter of the prior year. Operating income from continuing operations for the fourth quarter was $34 thousand compared to an operating loss of $0.4 million for the fourth quarter of 2011. Loss from discontinued operations for the fourth quarter was $0.8 million, compared to a loss of $0.3 million for the fourth quarter of 2011. Net loss for the fourth quarter was $0.5 million, or $0.01 per share, compared to a net loss of $1.1 million or $0.04 per share for the fourth quarter of 2011. EBITDA from continuing operations (earnings before discontinued operations, interest, taxes, depreciation and amortization) for the fourth quarter of 2012 was a profit of $0.8 million compared to a loss of $72 thousand in 2011.

For the year ended December 31, 2012, EQM reported revenue from continuing operations of $79.5 million, compared to $60.8 million in the same period of 2011. Operating income from continuing operations was $0.1 million for the year ended December 31, 2012, as compared with an operating loss of $4.9 million for the 2011 period. Loss from discontinued operations for the year ended December 31, 2012 was $1.6 million, compared to a loss of $1.0 million for the same period of 2011. Net loss and net loss available to common stockholders for the year ended December 31, 2012 was $1.4 million, or $0.03 per share, compared to a net loss of $4.2 million and net loss available to common stockholders of $5.2 million, or $0.18 per share for the same period in 2011. EBITDA from continuing operations for the year ended December 31, 2012 was a profit of $2.8 million compared to a loss of $4.3 million last year, with the improvement attributable principally to increased revenues and improved margins in our environmental services business.

“We are pleased with the operating improvements and financial results for 2012,” said James E. Wendle, President and Chief Operating Officer of EQM. “We believe that demand continues to be strong for environmental services and that EQM is well positioned to meet this demand. As such, we are anxious to further grow our platform, both organically through leveraging our relationships with our existing public and private sector clients, and through selected acquisitions,” according to Wendle.

Highlights - Fourth Quarter and Fiscal 2012

•	EQM completed the fourth quarter and fiscal year 2012 with operating profits from continuing operations.
•	In April 2012, the Environmental Protection Agency (the “EPA”) awarded to EQM a multi-year contract to provide Emergency and Rapid Response Services (“ERRS”) in the EPA’s Region 9. Under this 8 year blanket-order contract, EQM has the potential to earn a maximum of $99 million of revenues.
•	In August 2012, EQM’s Form 10 Registration Statement became effective with the Securities and Exchange Commission and its stock began trading on the OTCQB marketplace.
•	In October 2012, EQM closed on a new $10 million bank revolving credit facility, which replaced its prior credit facility, and which provides a strong borrowing base and source of liquidity and working capital upon which to grow the environmental service business both organically and through new business opportunities.
•	In December 2012, EQM completed the acquisition of Vertterre Corp., a mechanical and electrical engineering services firm providing energy efficient solutions for both new and existing government and commercial facilities.
•	As of December 31, 2012, EQM had a contract backlog of approximately $600 million of maximum potential revenues through its existing contracts with the EPA, including the April 2012 award of ERRS Region 9.

•	In January 2013, the Company completed the sale of its biodiesel production business, allowing for the Company to shift its concentration solely to the growth of its environmental services business. The results of the biodiesel production business are reported within discontinued operations.
•	In February 2013, the EPA awarded to EQM a multi-year contract to provide ERRS services in the EPA’s Region 10. Under this 7 year blanket-order contract, EQM has the potential to earn a maximum of $50 million of revenues. Principally, EQM’s services to the EPA include quality emergency response, environmental remediation, and construction services.

Use of Non-GAAP Financial Information

In addition to the results presented in accordance with generally accepted accounting principles, or GAAP, in this press release, the Company presents EBITDA from continuing operations, which is a non-GAAP measure. EBITDA from continuing operations is determined by taking net loss and adding back the loss from discontinued operations, amortization of intangible assets, depreciation and amortization of property and equipment and interest expense. The Company believes that this non-GAAP measure, viewed in addition to and not in lieu of the Company’s reported GAAP results, provides useful information to investors by providing a more focused measure of operating results. This metric is an integral part of the Company’s internal reporting to evaluate its operations and the performance of senior management. A reconciliation to the comparable GAAP measure is available in the accompanying schedule. The non-GAAP measure presented herein may not be comparable to similarly titled measures presented by other companies.

EQM Technologies & Energy, Inc.

EQM, based in Cincinnati, OH, is a leading provider of environmental services - consulting & engineering, clean technology, and remediation & construction management - to the public and industrial sectors, with approximately 215 employees and satellite offices and operations in 11 states.  EQM has longstanding relationships and multi-year contracts with numerous federal agencies, including the Environmental Protection Agency and the Department of Defense (including the Air Force Center for Engineering & Environment, Naval Facilities Engineering Command, and the Army Corps of Engineers), as well as private sector clients across numerous industries.  For more information, please visit www.eqm.com.

Statements in this press release regarding the Company’s business that are not historical facts are “forward-looking statements” that involve risks and uncertainties. The Company wishes to caution readers not to place undue reliance on such forward-looking statements, which speak only as of the date made. To the extent the content of this press release includes forward-looking statements; they involve various risks and uncertainties, including the successful integration of acquired businesses, projected financial information and the continued successful implementation of the Company’s business strategy.

Certain of these risks and uncertainties are described in greater detail in EQM’s filings with the Securities and Exchange Commission. EQM is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact

EQM Technologies & Energy, Inc.

Robert Galvin, 800-229-7495 or 513-742-7219

Chief Financial Officer

Fax: 513-825-7495

rgalvin@eqm.com

EQM TECHNOLOGIES & ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	As of December 31,
	2012	2011

ASSETS
Current Assets:
Cash and cash equivalents	$42,219	$81,024
Accounts receivable, net	9,994,407	9,785,841
Cost and estimated earnings in excess of billings on uncompleted contracts, net	5,480,206	3,912,699
Prepaid expenses and other current assets	460,218	475,706
Deferred income taxes	1,976,823	1,417,961
Current assets of discontinued operations held for sale	600,898	2,380,668

Total current assets	18,554,771	18,053,899

Property and equipment, net	773,095	902,832
Intangible assets, net	4,491,443	4,465,553
Goodwill	2,762,083	2,219,347
Other assets	850,309	713,069
Other assets of discontinued operations held for sale	4,250,777	4,569,339

Total Assets	$31,682,478	$30,924,039

EQM TECHNOLOGIES & ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	As of December 31,
	2012	2011

LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$9,341,047	$6,719,765
Accrued expenses and other current liabilities	4,501,441	3,761,311
Billings in excess of costs and estimated earnings on uncompleted contracts	244,226	34,264
Loan agreement	4,910,773	5,967,733
Current portion of notes payable	-	257,680
Current portion of capitalized lease obligations	45,209	45,209
Derivative liabilities	81,663	1,560,437
Current liabilities of discontinued operations held for sale	1,160,142	1,436,316

Total current liabilities	20,284,501	19,782,715

Long-term liabilities:
Notes payable, less current portion	250,000	128,840
Convertible promissory notes, net	6,073,087	5,525,023
Capitalized lease obligations, less current portion	10,715	59,285
Deferred income taxes	1,246,257	179,802
Deferred rent	126,971	150,650
Long-term liabilities of discontinued operations held for sale	-	350,000

Total long-term liabilities	7,707,030	6,393,600

Total liabilities	27,991,531	26,176,315

Commitments and contingencies

Redeemable preferred stock, $0.001 par value, 5,000,000 shares authorized:
Series A Convertible Preferred stock, 952,381 shares designated,
952,381 shares issued and outstanding at December 31, 2012 and December 31, 2011
at stated value; liquidation preference of $3,000,000	3,000,000	3,000,000

Stockholders’ equity:
Common stock, $0.001 par value, 70,000,000 shares authorized;
41,473,570 and 40,473,570 shares issued and outstanding at December 31, 2012 and
December 31 2011, respectively	41,474	40,474
Additional paid-in capital	7,482,615	7,172,436
Accumulated deficit	(6,833,142)	(5,465,186)

Total stockholders’ equity	690,947	1,747,724

Total liabilities, redeemable preferred stock and stockholders’ equity	$31,682,478	$30,924,039

EQM TECHNOLOGIES & ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2012	2011	2012	2011
	(unaudited)	(unaudited)
Revenues	$30,904,618	$14,394,741	$79,516,646	$60,830,207

Cost of revenues	27,082,876	11,269,590	65,721,702	50,281,079
Gross profit	3,821,742	3,125,151	13,794,944	10,549,128

Operating expenses:
Selling, general and administrative expenses	3,469,111	3,255,018	12,709,005	14,416,924
Depreciation and amortization	318,503	251,806	1,034,413	1,035,118
Total operating expenses	3,787,614	3,506,824	13,743,418	15,452,042

Operating income (loss)	34,128	(381,673)	51,526	(4,902,914)

Other income (expense):
Change in fair value of derivative liabilities	500,862	98,550	1,522,086	592,293
Interest expense	(316,653)	(297,096)	(1,279,186)	(861,240)
Other income	-	(40,846)	234,425	(40,846)
Other income (expense), net	184,209	(239,392)	477,325	(309,793)

Income (loss) from continuing operations before income taxes	218,337	(621,065)	528,851	(5,212,707)

Income tax expense (benefit) from continuing operations	(131,412)	222,799	254,138	(1,983,291)

Income (loss) from continuing operations	349,749	(843,864)	274,713	(3,229,416)

Loss from discontinued operations, net of tax	(826,899)	(274,201)	(1,642,669)	(985,362)

Net loss	$(477,150)	$(1,118,065)	$(1,367,956)	$(4,214,778)

Deemed dividend on redeemable Series A
Convertible Preferred Stock	-	-	-	(947,027)

Net loss available to common stockholders	$(477,150)	$(1,118,065)	$(1,367,956)	$(5,161,805)

Basic and diluted net income (loss) per share:
Continuing operations, available to common stockholders	$0.01	$(0.03)	$0.01	$(0.15)
Discontinued operations, net of tax	(0.02)	(0.01)	(0.04)	(0.03)

Net loss per share available to common stockholders	$(0.01)	$(0.04)	$(0.03)	$(0.18)

Weighted average number of common shares outstanding -
basic and diluted	40,650,387	29,216,529	39,494,505	28,381,796

EQM TECHNOLOGIES & ENERGY, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP INFORMATION
(unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2012	2011	2012	2011

EBITDA from continuing operations

Net Loss available to common stockholders (GAAP)	$(477,150)	$(1,118,065)	$(1,367,956)	$(5,161,805)
Add back the items:
Loss from discontinued operations, net of tax	826,899	274,201	1,642,669	985,362
Depreciation and amortization	318,503	251,806	1,034,413	1,035,118
Interest expense	316,653	297,096	1,279,186	861,240
Income tax expense (benefit)	(131,412)	222,799	254,138	(1,983,291)
EBITDA from continuing operations	$853,493	$(72,163)	$2,842,450	$(4,263,376)